UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 21, 2025

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	(913) 676-8928

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 Par Value	SEB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On May 21, 2025, the Board of Directors (the “Board”) of Seaboard Corporation (the “Company”) approved a share repurchase program (the “Repurchase Program”) authorizing the Company to repurchase up to $100 million of its outstanding shares of common stock (“Shares”) through December 31, 2027, unless extended or earlier terminated by the Board. Under the Repurchase Program, the Company is authorized to repurchase Shares from time to time in the open-market, through block trades, in privately negotiated purchases, pursuant to a trading plan separately adopted in the future, or by other means, in accordance with federal securities laws and other applicable laws.

The Repurchase Program does not obligate the Company to acquire a minimum amount of Shares and the Repurchase Program may be modified, suspended or terminated at any time at the Company’s discretion. The Company cannot predict when or if it will repurchase any Shares or the amount of any such repurchases as the repurchases will be determined by management at its discretion and will depend on a number of factors, including constraints specified in any applicable trading plans, the market price of the Shares, general business and market conditions, alternative investment opportunities, the Company's financial condition and applicable legal requirements. Any Shares repurchased will be retired and shall resume the status of authorized and unissued shares. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission (the “SEC”) as required by the applicable rules of the Securities Exchange Act of 1934, as amended.

On May 21, 2025, the Company issued a press release announcing the Repurchase Program. The Company's press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

Forward-Looking Statements

This 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including those relating to the Repurchase Program. Forward-looking statements generally may be identified as statements that are not historical in nature and statements preceded by, followed by or that include the words “believes,” “expects,” “plans,” “may,” “will,” “should,” “could,” “anticipates,” “estimates,” “intends” or similar expressions. Forward-looking statements are based only on the Company’s current beliefs, expectations and assumptions regarding its future financial condition, results of operations, plans, objectives, performance and business. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. Actual results may differ materially from those contemplated by the forward-looking statements due to a variety of factors. Further information on the Company’s risk factors is contained in filings with the SEC.

The information set forth in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1 Press release of Seaboard Corporation dated May 21, 2025 announcing a $100 million Share Repurchase Program.

104 Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2025

Seaboard Corporation
(Registrant)

By:	/s/ David H. Rankin
David H. Rankin Executive Vice President, Chief Financial Officer
(principal financial officer)

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